Filed pursuant to Rule 433(d)
Registration Statement No. 333-131136

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

PRELIMINARY TERM SHEET
$223,032,000 (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates, Series 2006-AR9
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty Corp. Sponsor
Wells Fargo Bank, N.A. Originator
Wells Fargo Bank, N.A. Servicer
The following is a preliminary Term Sheet. All terms and statements are subject to change.

November 16, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com

Mortgage Finance
Peter Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Shameer Hussein	(212) 723-9552	shameer.hussein@citigroup.com
Jon Riber	(212) 723-9937	jonathan.riber@citigroup.com
Kathryn Ebner	(212) 723-6879	Kathryn.ebner@citigroup.com

Analytics
Oleg Saitskiy	(212) 723-6038	oleg.saitskiy@citigroup.com
Michael Park	(212) 723-6402	michael.park@citigroup.com
Raul Orozco	(212) 723-6420	raul.d.orozco@citigroup.com

Term Sheet	Date Prepared: Nov. 16, 2006
Citigroup Mortgage Loan Trust Inc., Mortgage Pass-through Certificates, Series 2006-AR9 Approximate Total Principal Amount Offered: $223,032,000

Offered Certificates(1)
Class	Principal Balance(1)	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll/Mat)	Certificate Interest Rates	Delay Day	Tranche Type	Expected Ratings (S&P/Fitch)
2-A1A	$210,052,000	[TBD]	[TBD]	WAC (2)	24	Super Senior 10/1 Hybrid	AAA/AAA
2-A1B	$12,980,000	[TBD]	[TBD]	WAC (2)	24	Senior Support 10/1 Hybrid	AAA/AAA
2-R	These classes will not be offered pursuant to this termsheet
2-AIO
2-BIO
2-B1
2-B2
2-B3
2-B4
2-B5
2-B6

(1)
The class sizes are approximate and subject to +/- 10% variance and final rating agency levels. This transaction has two independent groups of collateral: Group 1 and Group 2 Mortgage Loans. Only the Group 2 Certificates supported by the Group 2 Mortgage Loans which are shown above as offered classes are offered pursuant to this term sheet.

(2)
For the first 117 periods, the pass-through rate for the Class 2-A1A and Class 2-A1B Certificates will be the Net WAC Rate of the Group 2 Mortgage Loans, less the coupon rate of the Class 2-AIO Certificates. Thereafter, the pass-through rate for the Class 2-A1A and Class 2-A1B Certificates will be the Net WAC Rate of the Group 2 Mortgage Loans.

Title of the Securities:  Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2006-AR9.

Offered Certificates:
Approximately $223,032,000 variable-rate Class 2-A1A Certificates (the “Group 2 Super Senior Certificates”) and Class 2-A1B Certificates (the “Group 2 Senior Support Certificates” and together with the Super Senior Certificates referred to as the “Group 2 Senior Certificates” or the “Class 2-A Certificates”) will be offered pursuant to this term sheet.

Non-Offered
Certificates:
The Class 2-AIO and Class 2-BIO Certificates (the “Class 2-IO Certificates”) and the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates (collectively referred to as the “Class 2-B Certificates” or the “Group 2 Subordinate Certificates”) and the Class 2-R Certificates (the “Group 2 Residual Certificates”) will not be offered.

Cut-off Date:	November 1, 2006.

Settlement Date:	On or about November 30, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in December 2006.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust 2006-AR9. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Originator:                                  Wells Fargo Bank, N.A.

Servicer:	Wells Fargo Bank, N.A.

Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	US Bank National Association

The Group 2 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 469 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $236,012,429 (the “Group 2 Mortgage Loans”). The mortgage rates on the Group 2 Mortgage Loans are determined based on a Twelve-Month LIBOR or 1-Year CMT index and have initial payment adjustments occurring ten years after their respective first due dates.

Structure:
The trust will issue two sets of certificates, each set representing an interest in its own group of mortgage loans (either the Group 1 or Group 2 Mortgage Loans), with its own independent structure. The Group 2 Structure is classified as Senior/Subordinate, shifting interest. Only the Group 2 Certificates and Group 2 Mortgage Loans are described in this term sheet.

Pass-Through Rate:                   For the first 117 periods, the pass-through rate for the Class 2-A1A and Class 2-A1B Certificates will be the Net WAC Rate of the Group 2 Mortgage Loans, less the coupon rate of the Class 2-AIO Certificates. Thereafter, the pass-through rate for the Class 2-A1A and Class 2-A1B Certificates will be the Net WAC Rate of the Group 2 Mortgage Loans.

For the first 117 periods, the pass-through rate for the Class 2-B1 and Class 2-B2 Certificates will be the Net WAC Rate of the Group 2 Mortgage Loans, less the coupon rate of the Class 2-BIO Certificates. Thereafter, the pass-through rate for the Class 2-B1 and Class 2-B2 Certificates will be the Net WAC Rate of the Group 2 Mortgage Loans.

The pass-though rate for the Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates will be the weighted average of the Net WAC Rates of the Group 2 Mortgage Loans.

Net Mortgage Rate:	For each mortgage loan, the gross mortgage rate set forth in the related mortgage note less the related servicing fee rate.

Net WAC Rate:	The Net WAC Rate for the Group 2 Mortgage Loans is a rate per annum equal to the weighted average of the Net Mortgage Rates of the Group 2 Mortgage loans.

Credit Enhancement:
Credit enhancement for the Class 2-A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class 2-B Certificates will be subordinate to, and provide credit enhancement for, the Class 2-A Certificates. The Group 2 Super Senior Certificates will also have additional credit enhancement from the Group 2 Senior Support Certificates with respect to certain loss allocations (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:
Certificates	Ratings (S&P/Fitch)	Initial Subordination Percentage*
Class 2-A Certificates	AAA/AAA	5.50% (+/- 50 bps)
*  Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:                         With respect to any Distribution Date, the scheduled payments collected or advanced on the Group 2 Mortgage Loans during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees and certain expenses of the trust.

Due Period:                                 With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Payment Priority:                      On each Distribution Date, the payment to the Certificates, to the extent of  available funds, will generally be made in the following order of priority:

1.
Distributions of interest, concurrently, to the holders of the Class 2-A Certificates and Class 2-AIO Certificates, pro rata, in an amount equal to the interest accrued on each class at their Pass-Through Rate;

2.	Payment of principal to the holders of the Class 2-A Certificates, each class’s allocable payment of principal to the holders of the Class 2-A Certificates;

3.	Distributions of interest to the holders of the Class 2-BIO Certificates in an amount equal to interest accrued at its Pass-Through Rate;

4. From remaining available funds, as follows:

a.
distributions of interest at the applicable Pass-Through Rate sequentially to the Class 2-B Certificates in order of their numerical class designations, beginning with the Class B-1, until each class of Class 2-B Certificates shall have received such interest; and

b.	to the Class 2-B Certificates in order of their numerical designations, such class’ allocable share of principal distributable to the Class 2-B Certificates.

Allocation of Losses:
Realized losses on the Group 2 Mortgage Loans will be allocated to the Class 2-B Certificates in reverse order of their numerical class designations, until the certificate principal balance of each class of Class 2-B Certificates has been reduced to zero. Thereafter, realized losses on the mortgage loans will be allocated to Class 2-A1B until reduced to zero and then the Class 2-A1A Certificates.

Class                                                                                               Loss Protection
Group 2 Super Senior Certificates                                              11.00% (+/- 50bps)
Group 2 Senior Support Certificates                                           5.50% (+/- 50 bps)

Allocation of Scheduled
Principal:                                     On each Distribution Date, the Class 2-A Certificates will be entitled to receive the Senior Percentage of all scheduled principal collected or advanced and certain kinds of unscheduled principal collected and the Class 2-B Certificates will be entitled to receive the Subordinate Percentage of such amounts. The “Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate certificate principal balance of the Class 2-A Certificates immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the Group 2 Mortgage Loans as of the beginning of the related Due Period. The “Subordinate Percentage” on any Distribution Date will be 100% minus the Senior Percentage on that Distribution Date.

Allocation of Unscheduled
Principal:
The Class 2-A Certificates will be entitled to receive 100% of the principal prepayments received and certain other kinds of unscheduled principal collected on the Group 2 Mortgage Loans through the Distribution Date in November 2013. After such time the senior prepayment percentages for the Class 2-A Certificates will be the Senior Percentage of such principal plus a declining portion of the Subordinate Percentage of such principal. The subordinate prepayment percentages for the Class 2-B Certificates will be as follows:

December 2013 - November 2014                                        30% of their pro rata share
December 2014 - November 2015                                        40% of their pro rata share
December 2015 - November 2016                                        60% of their pro rata share
December 2016 - November 2017                                        80% of their pro rata share
December 2017 - and after                                                    100% of their pro rata share

Provided that:

(i)
the aggregate principal balance of the Group 2 Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Class 2-B Certificates as of that date; and

(ii)	the cumulative realized losses on the Group 2 Mortgage Loans do not exceed the then applicable Trigger Amount.

If any of the conditions described in (i) or (ii) above are not satisfied, the prepayment percentage with respect to the Class 2-A Certificates will not decrease as scheduled. Not withstanding the foregoing,

(i) if on any Distribution Date before the Distribution Date in November 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 2-B Certificates will receive 50% of their pro rata share of unscheduled principal from the Group 2 Mortgage Loans; and

(ii) if on any Distribution Date on or after the Distribution Date in November 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 2-B Certificates will receive 100% of their pro rata share of unscheduled principal from the Group 2 Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate principal Balance of the Class 2-A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentage for the Class 2-A Certificates for such Distribution Date will equal 100%.

Trigger Amount:

Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
December 2013 - November 2014	30%
December 2014 - November 2015	35%
December 2015 - November 2016	40%
December 2016 - November 2017	45%
December 2017 and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) may purchase all of the Group 2 Mortgage Loans (and related properties acquired on behalf of the trust) when the Group 2 Mortgage Loans and such properties remaining in the trust have been reduced to less than 10% of the principal balance of the Group 2 Mortgage Loans as of the Cut-Off Date.

P&I Advances:
The Servicer will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent the Servicer fails to do so, the Master Servicer will be required to make such advances. The Servicer and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
With respect to each principal prepayment of a mortgage loan, the Servicer will be obligated to pay an amount which, when added to all amounts allocable to interest received in connection with the principal prepayment, equals one month's interest on the amount of principal so prepaid at the applicable mortgage loan remittance rate. However, the aggregate amount of Compensating Interest payable by the Servicer for any month is capped out by the aggregate Servicing Fees actually received by the Servicer for such month. To the extent the Servicer fails to pay any compensating interest that it is required to pay, the Master Servicer will be required to make such payment of compensating interest.

Underwriting Standards:	The mortgage loans were underwritten to the guidelines of the Originator, as more fully described in the prospectus supplement.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class 2-A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class 2-A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class 2-A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class 2-A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Group II Collateral Summary
Collateral statistics for the Group II Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	469
Aggregate Original Principal Balance:	$237,626,199.00	(+/-) 7%
Aggregate Current Principal Balance:	$236,012,429.02	(+/-) 7%
Average Original Loan Balance:	$506,665.67	Approx.
Average Current Loan Balance:	$503,224.80	Approx.
Percent of Interest Only Loans:	92.07%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0.00%
Wtd. Avg. Net/Gross Coupon:	6.569% / 6.819%	(+/-) 7 bps
GWAC Range:	5.750% - 7.625%	Approx.
Index:
12-Month LIBOR	10.20%	Approx.
1-Year CMT	89.80%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
12-Month LIBOR	2.000% / 2.250%	(+/-) 7 bps
1-Year CMT	2.500% / 2.750%	(+/-) 7 bps
Reset Frequency:
Annually	100.00%	Approx.
Semi-Annually	0.00%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	117	(+/-) 1 month
Wtd. Avg. Next Change Date:	8/2/2016	Approx.
Initial Cap:	5.000%	Approx.
Periodic Cap:	1.998%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.449% / 2.699%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.569% / 11.819%	(+/-) 7 bps
Wtd. Avg. Original LTV:	69.24%	Approx.
Wtd. Avg. Combined LTV:	72.84%	Approx.
Percent with Simultaneous Second Lien:	32.31%	Approx
Percent Relocation Loans:	0.00%
Wtd. Avg. Borrower FICO: (FICO>0)	737	Approx.
Geographic Distribution: (>5%)
California	46.17%	Approx.
Florida	9.18%	Approx.
New York	9.17%	Approx.
Originator:
Wells Fargo	100.00%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
25,052.00 - 50,000.00	4	152,463.63	0.06	6.603	731	80.00
50,000.01 - 75,000.00	4	262,962.27	0.11	7.445	724	81.46
75,000.01 - 100,000.00	3	278,338.04	0.12	7.000	725	72.90
100,000.01 - 125,000.00	17	1,946,963.33	0.82	6.897	746	67.82
125,000.01 - 150,000.00	29	4,009,773.52	1.70	7.003	742	77.04
150,000.01 - 175,000.00	22	3,584,956.69	1.52	6.969	742	73.75
175,000.01 - 200,000.00	37	6,964,557.38	2.95	7.061	745	79.34
200,000.01 - 225,000.00	32	6,843,133.62	2.90	7.023	748	77.04
225,000.01 - 250,000.00	26	6,153,267.84	2.61	6.932	749	73.20
250,000.01 - 275,000.00	21	5,477,884.36	2.32	7.030	721	78.43
275,000.01 - 300,000.00	20	5,745,639.68	2.43	6.998	761	73.06
300,000.01 - 333,700.00	20	6,347,393.14	2.69	6.914	741	70.20
333,700.01 - 350,000.00	8	2,765,301.31	1.17	6.860	750	78.74
350,000.01 - 400,000.00	17	6,500,764.61	2.75	6.885	735	68.97
400,000.01 - 500,000.00	35	16,060,553.72	6.80	6.962	727	70.55
500,000.01 - 600,000.00	26	14,433,131.64	6.12	6.867	737	70.97
600,000.01 - 700,000.00	37	24,574,923.06	10.41	6.882	728	75.61
700,000.01 - 800,000.00	29	21,677,608.65	9.18	6.712	738	72.52
800,000.01 - 900,000.00	22	18,966,240.85	8.04	6.822	735	74.70
900,000.01 - 1,000,000.00	23	22,389,432.24	9.49	6.834	742	69.96
1,000,000.01 - 1,500,000.00	20	27,354,405.30	11.59	6.694	741	58.25
1,500,000.01 - 2,000,000.00	14	25,483,020.05	10.80	6.686	742	58.19
2,000,000.01 - 2,500,000.00	1	2,174,714.09	0.92	5.875	657	50.00
2,500,000.01 - 3,000,000.00	2	5,865,000.00	2.49	6.384	720	57.08
Total:	469	236,012,429.02	100.00	6.819	737	69.24
The average current balance, as of the cut-off date is approximately $503,224.80.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
25,052.00 - 50,000.00	4	152,463.63	0.06	6.603	731	80.00
50,000.01 - 75,000.00	4	262,962.27	0.11	7.445	724	81.46
75,000.01 - 100,000.00	3	278,338.04	0.12	7.000	725	72.90
100,000.01 - 125,000.00	17	1,946,963.33	0.82	6.897	746	67.82
125,000.01 - 150,000.00	29	4,009,773.52	1.70	7.003	742	77.04
150,000.01 - 175,000.00	22	3,584,956.69	1.52	6.969	742	73.75
175,000.01 - 200,000.00	37	6,964,557.38	2.95	7.061	745	79.34
200,000.01 - 225,000.00	32	6,843,133.62	2.90	7.023	748	77.04
225,000.01 - 250,000.00	26	6,153,267.84	2.61	6.932	749	73.20
250,000.01 - 275,000.00	21	5,477,884.36	2.32	7.030	721	78.43
275,000.01 - 300,000.00	20	5,745,639.68	2.43	6.998	761	73.06
300,000.01 - 333,700.00	19	6,013,928.91	2.55	6.903	744	69.95
333,700.01 - 350,000.00	9	3,098,765.54	1.31	6.889	743	78.31
350,000.01 - 400,000.00	17	6,500,764.61	2.75	6.885	735	68.97
400,000.01 - 500,000.00	34	15,591,553.72	6.61	6.972	728	70.26
500,000.01 - 600,000.00	24	13,261,131.64	5.62	6.861	735	71.29
600,000.01 - 700,000.00	36	23,795,865.55	10.08	6.885	730	74.88
700,000.01 - 800,000.00	31	22,977,220.16	9.74	6.732	738	72.94
800,000.01 - 900,000.00	23	19,617,686.85	8.31	6.811	735	74.82
900,000.01 - 1,000,000.00	24	22,858,432.24	9.69	6.829	741	70.17
1,000,000.01 - 1,500,000.00	20	27,354,405.30	11.59	6.694	741	58.25
1,500,000.01 - 2,000,000.00	14	25,483,020.05	10.80	6.686	742	58.19
2,000,000.01 - 2,500,000.00	1	2,174,714.09	0.92	5.875	657	50.00
2,500,000.01 - 3,000,000.00	1	3,000,000.00	1.27	6.750	696	46.15
3,000,000.01 - 3,265,000.00	1	2,865,000.00	1.21	6.000	745	68.52
Total:	469	236,012,429.02	100.00	6.819	737	69.24
The average balance at origination, as of the cut-off date is approximately $506,665.67.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Wells Fargo	469	236,012,429.02	100.00	6.819	737	69.24
	469	236,012,429.02	100.00	6.819	737	69.24

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.750 - 5.900	5	4,042,834.12	1.71	5.851	703	59.91
6.000 - 6.400	19	17,983,035.91	7.62	6.237	747	65.93
6.500 - 6.900	236	137,442,203.37	58.24	6.726	738	67.16
7.000 - 7.400	190	69,750,094.34	29.55	7.140	734	74.31
7.500 - 7.625	19	6,794,261.28	2.88	7.508	734	73.48
Total:	469	236,012,429.02	100.00	6.819	737	69.24
The weighted average current rate, as of the cut-off date is approximately 6.819%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	469	236,012,429.02	100.00	6.819	737	69.24
Total:	469	236,012,429.02	100.00	6.819	737	69.24
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
312 - 359	469	236,012,429.02	100.00	6.819	737	69.24
Total:	469	236,012,429.02	100.00	6.819	737	69.24
The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	469	236,012,429.02	100.00	6.819	737	69.24
Total:	469	236,012,429.02	100.00	6.819	737	69.24
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Second	325	159,759,180.58	67.69	6.809	740	67.80
Has Simultaneous Second	144	76,253,248.44	32.31	6.838	732	72.25
Total:	469	236,012,429.02	100.00	6.819	737	69.24

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
18.67 - 20.00	1	123,000.00	0.05	6.875	776	18.67
20.01 - 25.00	2	552,084.86	0.23	6.875	747	21.26
25.01 - 30.00	2	1,600,000.00	0.68	6.750	762	29.30
30.01 - 35.00	5	3,875,983.07	1.64	6.821	765	33.87
35.01 - 40.00	9	5,069,970.00	2.15	6.657	753	37.87
40.01 - 45.00	6	2,837,799.60	1.20	6.909	716	43.19
45.01 - 50.00	11	10,733,629.87	4.55	6.542	706	48.26
50.01 - 55.00	19	12,782,979.39	5.42	6.790	752	53.17
55.01 - 60.00	23	20,794,790.36	8.81	6.760	728	58.43
60.01 - 65.00	32	29,965,176.98	12.70	6.715	758	63.84
65.01 - 70.00	30	17,767,621.73	7.53	6.662	733	68.45
70.01 - 75.00	39	18,723,205.39	7.93	6.979	732	74.07
75.01 - 80.00	270	106,910,364.71	45.30	6.883	736	79.59
85.01 - 90.00	10	1,830,093.92	0.78	7.007	730	89.85
90.01 - 95.00	10	2,445,729.14	1.04	7.145	682	94.85
Total:	469	236,012,429.02	100.00	6.819	737	69.24
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 69.24%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
18.67 - 20.00	1	123,000.00	0.05	6.875	776	18.67
20.01 - 30.00	4	2,152,084.86	0.91	6.782	758	27.24
30.01 - 40.00	14	8,945,953.07	3.79	6.728	758	36.14
40.01 - 50.00	14	9,855,429.47	4.18	6.556	711	47.77
50.01 - 60.00	34	27,150,770.53	11.50	6.811	735	54.99
60.01 - 70.00	54	40,581,315.71	17.19	6.646	746	64.77
70.01 - 75.00	43	27,562,704.61	11.68	6.905	743	68.51
75.01 - 80.00	164	64,007,898.49	27.12	6.885	738	78.81
80.01 - 85.00	6	4,145,600.00	1.76	6.811	719	76.19
85.01 - 90.00	97	41,415,014.16	17.55	6.891	731	79.14
90.01 - 95.00	31	8,320,997.32	3.53	6.912	719	84.11
95.01 - 100.00	7	1,751,660.80	0.74	6.984	719	79.04
Total:	469	236,012,429.02	100.00	6.819	737	69.24
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 72.84%

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
624 - 640	3	1,305,277.90	0.55	6.795	630	79.94
641 - 660	7	4,333,236.28	1.84	6.523	655	67.52
661 - 680	21	13,056,735.84	5.53	6.759	676	68.95
681 - 700	60	30,043,432.99	12.73	6.871	691	70.52
701 - 720	64	33,139,536.09	14.04	6.866	711	72.31
721 - 740	71	33,812,613.32	14.33	6.857	730	70.83
741 - 760	78	41,709,948.25	17.67	6.782	749	68.61
761 - 780	93	47,629,507.19	20.18	6.824	769	65.17
781 - 800	53	23,237,750.12	9.85	6.819	790	69.24
801 - 820	18	7,426,391.04	3.15	6.663	808	73.77
821 - 823	1	318,000.00	0.13	7.000	823	34.19
Total:	469	236,012,429.02	100.00	6.819	737	69.24
The non-zero weighted average FICO, as of the cut-off date is approximately 737.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	159	108,971,811.30	46.17	6.807	736	67.71
Florida	54	21,660,276.10	9.18	6.896	743	66.58
New York	28	21,637,016.37	9.17	6.649	718	62.57
Washington	37	11,103,063.44	4.70	6.962	757	75.25
New Jersey	18	8,726,437.40	3.70	6.865	738	69.15
Arizona	14	6,689,465.00	2.83	6.820	733	68.05
Colorado	14	6,068,073.78	2.57	6.516	749	71.37
Maryland	14	5,805,416.97	2.46	6.672	735	77.06
Massachusetts	8	5,053,625.76	2.14	6.931	731	78.39
Virginia	12	4,510,078.23	1.91	6.703	734	81.12
Illinois	11	3,708,052.39	1.57	6.928	744	67.35
North Carolina	11	3,389,990.69	1.44	6.888	740	79.41
Pennsylvania	10	2,973,838.73	1.26	7.102	731	73.38
New Mexico	6	2,726,200.77	1.16	7.194	786	68.88
Georgia	8	2,602,342.74	1.10	7.105	746	78.49
Texas	9	2,595,525.42	1.10	7.059	762	76.57
Nevada	6	2,439,736.77	1.03	6.882	717	75.66
Others	50	15,351,477.16	6.50	6.811	737	72.81
Total:	469	236,012,429.02	100.00	6.819	737	69.24

Index	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	56	24,068,515.11	10.20	7.027	738	70.71
1-Year CMT	413	211,943,913.91	89.80	6.795	737	69.07
Total:	469	236,012,429.02	100.00	6.819	737	69.24

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Annually	469	236,012,429.02	100.00	6.819	737	69.24
Total:	469	236,012,429.02	100.00	6.819	737	69.24

Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	56	24,068,515.11	10.20	7.027	738	70.71
2.501 - 2.750	413	211,943,913.91	89.80	6.795	737	69.07
Total:	469	236,012,429.02	100.00	6.819	737	69.24
The weighted average margin, as of the cut-off date is approximately 2.699%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	469	236,012,429.02	100.00	6.819	737	69.24
Total:	469	236,012,429.02	100.00	6.819	737	69.24
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	4	398,979.68	0.17	7.031	705	69.38
2.000	465	235,613,449.34	99.83	6.818	737	69.24
Total:	469	236,012,429.02	100.00	6.819	737	69.24
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.998%

Maximum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
10.750 - 10.900	5	4,042,834.12	1.71	5.851	703	59.91
11.000 - 11.400	19	17,983,035.91	7.62	6.237	747	65.93
11.500 - 11.900	236	137,442,203.37	58.24	6.726	738	67.16
12.000 - 12.400	190	69,750,094.34	29.55	7.140	734	74.31
12.500 - 12.625	19	6,794,261.28	2.88	7.508	734	73.48
Total:	469	236,012,429.02	100.00	6.819	737	69.24
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.819%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	56	24,068,515.11	10.20	7.027	738	70.71
2.501 - 2.750	413	211,943,913.91	89.80	6.795	737	69.07
Total:	469	236,012,429.02	100.00	6.819	737	69.24
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.699%.

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2015-10	2	1,077,000.00	0.46	5.875	783	65.95
2015-11	2	960,459.76	0.41	5.841	739	75.44
2015-12	1	2,174,714.09	0.92	5.875	657	50.00
2016-04	4	4,940,800.00	2.09	6.178	735	70.75
2016-05	6	3,985,775.38	1.69	6.662	719	66.05
2016-06	11	7,428,539.37	3.15	6.648	718	68.42
2016-07	30	24,048,713.65	10.19	6.740	721	60.92
2016-08	174	83,354,017.89	35.32	6.840	740	70.53
2016-09	233	105,232,751.88	44.59	6.903	742	70.54
2016-10	6	2,809,657.00	1.19	6.925	739	71.24
Total:	469	236,012,429.02	100.00	6.819	737	69.24

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	291	166,758,687.35	70.66	6.821	734	69.10
Condominium	111	42,188,116.28	17.88	6.770	742	69.74
Two to Four Family	62	26,197,190.39	11.10	6.871	748	68.96
PUD	5	868,435.00	0.37	7.067	751	79.99
Total:	469	236,012,429.02	100.00	6.819	737	69.24

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	171	122,058,057.24	51.72	6.799	731	70.83
Investor	259	82,495,249.73	34.95	6.897	747	70.02
Second Home	39	31,459,122.05	13.33	6.689	737	60.99
Total:	469	236,012,429.02	100.00	6.819	737	69.24

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	288	125,154,710.47	53.03	6.818	741	74.94
Cash-Out Refinance	114	75,098,960.99	31.82	6.800	731	60.72
Rate/Term Refinance	67	35,758,757.56	15.15	6.860	737	67.18
Total:	469	236,012,429.02	100.00	6.819	737	69.24

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Stated Income - Verified Assets	148	119,938,247.33	50.82	6.732	735	67.28
Verified Income - Verified Assets	221	69,350,568.14	29.38	6.897	742	72.32
Stated Income - Stated Assets	73	37,691,510.05	15.97	6.918	739	69.78
No Income - No Assets	16	5,673,664.95	2.40	6.906	726	68.75
No Income - Verified Assets	10	3,194,998.55	1.35	6.998	716	69.82
No Income - Stated Assets	1	163,440.00	0.07	7.375	693	80.00
Total:	469	236,012,429.02	100.00	6.819	737	69.24

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	49	18,720,729.51	7.93	6.851	701	72.40
60	2	344,292.00	0.15	7.178	733	80.00
120	418	216,947,407.51	91.92	6.815	740	68.95
Total:	469	236,012,429.02	100.00	6.819	737	69.24